UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 1, 2001

ASCENT ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-57746* (Commission File Number)	72-1493233 (IRS Employer Identification No.)

650 Poydras Street, Suite 2200 New Orleans, Louisiana (Address of principal executive offices)		70130 (Zip Code)

(504) 586-8888
(Registrant's telephone number, including area code)

*     The Commission file number refers to a Form S-4 Registration Statement filed by Ascent Energy Inc. under the Securities Act of 1933, which became effective June 29, 2001.

Item 2.     Acquisition or Disposition of Assets.

        On July 30, 2001, Ascent Energy Inc., a Delaware corporation ("Ascent"), completed its previously-announced exchange offer (the "Offer"), conducted through its wholly-owned subsidiary Pontotoc Acquisition Corp. ("Purchaser"), for all of the outstanding common stock of Pontotoc Production, Inc., a Nevada corporation ("Pontotoc"), at a price of $9.00 in cash and one share of Ascent's 8% Series B Convertible Preferred Stock for each outstanding share of Pontotoc common stock. The Offer was made pursuant to an Agreement and Plan of Merger, dated as of January 19, 2001 and amended as of June 7, 2001, by and among Ascent, Purchaser, and Pontotoc, which contemplates a business combination of Purchaser and Pontotoc (the "Merger").

        The Offer expired at 5:00 p.m. (New York City time) on July 30, 2001. In the Offer, approximately 4,856,659 shares (including approximately 124,550 shares tendered pursuant to notices of guaranteed delivery), or approximately 91.2%, of Pontotoc's outstanding common stock were validly tendered and not withdrawn. On July 31, 2001, Ascent and Purchaser accepted for purchase and payment all shares of Pontotoc common stock tendered in the Offer and not withdrawn.

        The aggregate purchase price for the shares of Pontotoc common stock tendered pursuant to the Offer (assuming the tender of all shares tendered pursuant to notices of guaranteed delivery) will be approximately $43,700,000 in cash and 4,856,659 shares of Ascent's 8% Series B Convertible Preferred Stock. Ascent has obtained the funds necessary to finance the Offer and the Merger, pay related costs and expenses, and refinance the existing indebtedness of Pontotoc from the following sources: i) a loan agreement with Fortis Capital Corp. pursuant to which Ascent has borrowed $30,000,000; ii) the sale of its 8% Series A Redeemable Preferred Stock and warrants to purchase its common stock; and (iii) existing internal cash resources.

        The terms and conditions of the Merger are set forth in the Agreement and Plan of Merger, dated as of January 19, 2001, by and among Ascent, Purchaser, and Pontotoc, which was filed with the Commission as Annex A-I to Ascent's Prospectus dated June 29, 2001 and which is incorporated by reference herein; and in Amendment No. 1 to Agreement and Plan of Merger, dated as of June 7, 2001, by and among Ascent, Purchaser, and Pontotoc, which was filed with the Commission as Annex A-II to Ascent's Prospectus dated June 29, 2001 and which is incorporated by reference herein (together, the "Merger Agreement").

        Pursuant to the Merger Agreement, Ascent, Purchaser and Pontotoc expect to complete the Merger through a short-form merger under Nevada law. At the effective time of the Merger, each outstanding share of Pontotoc common stock, other than the shares owned by Purchaser, will be converted into the right to receive the same consideration paid in the Offer.

Item 7.     Financial Statements and Exhibits.
(a)	Financial statements of Pontotoc (filed with the Commission as part of Ascent's Prospectus dated June 29, 2001 and incorporated herein by reference).
Report of Independent Certified Public Accountants
Balance Sheets as of March 31, 2000 and 1999, and December 31, 2000
Statements of Earnings for the Years Ended March 31, 2000 and 1999, and the Nine Months Ended December 31, 2000 and 1999
Statement of Stockholders' Equity for the Years Ended March 31, 2000 and 1999
Statements of Cash Flows for the Years Ended March 31, 2000 and 1999, and the Nine Months Ended December 31, 2000 and 1999
Notes to Financial Statements
Unaudited Balance Sheet as of March 31, 2001
Unaudited Statement of Earnings for the Year Ended March 31, 2001
Unaudited Statement of Stockholders' Equity for the Year Ended March 31, 2001
Unaudited Statement of Cash Flows for the Year Ended March 31, 2001
Notes to Unaudited Financial Statements
(b)	Pro forma financial information regarding Ascent and Pontotoc (filed with the Commission as part of Ascent's Prospectus dated June 29, 2001 and incorporated herein by reference).
Condensed Unaudited Pro Forma Combined Balance Sheet as of March 31, 2001
Condensed Unaudited Pro Forma Combined Income Statements for the Twelve Months ended December 31, 2000
Condensed Unaudited Pro Forma Combined Income Statements for the Three Months ended March 31, 2001
Notes to Condensed Unaudited Pro Forma Combined Financial Statements
(c)	Exhibits.
	2	Agreement and Plan of Merger, dated as of January 19, 2001, by and among Ascent, Purchaser, and Pontotoc, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of June 7, 2001 (filed with the Commission as Annex A-I and Annex A-II to Ascent's Prospectus dated June 29, 2001 and incorporated herein by reference).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT ENERGY INC.

Dated: August 1, 2001	By: /s/ Jeffrey Clarke
Jeffrey Clarke President